EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 11, 2010, with respect to the consolidated financial statements of Erickson Air-Crane Incorporated and its subsidiaries contained in Amendment No. 1 to the Registration Statement and Prospectus on Form S-1. We consent to the use of the aforementioned report in Amendment No. 1 to the Registration Statement and Prospectus on Form S-1, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Portland, Oregon
June 21, 2010